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                                                                   EXHIBIT 23(a)



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-57981) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan; (Form S-3 No. 33-46470 and Form S-3 No. 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; (Form S-8 No. 333-18099) pertaining to the Worthington Steel Company (Malvern) Union Retirement Savings Plan; (Form S-8 No. 333-42849) pertaining to the Worthington Industries, Inc. 1997 Long-Term Incentive Plan; and (Form S-8 No. 333-52628) pertaining to the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors, of our report dated June 15, 2001, with respect to the consolidated financial statements and schedule of Worthington Industries, Inc. as of and for each of the two years in the period ended May 31, 2001 included in this Annual Report (Form 10-K) for the year ended May 31, 2002.



 /s/Ernst & Young


Columbus, Ohio
August 19, 2002